PSCC PROJECT REPORT

TE-LS-58-95                                                       SEPTEMBER 1995


                    EVALUATION OF SOYBEAN-DERIVED INDUSTRIAL
                    SOLVENT FOR THE U.S. ARMY TANK-AUTOMOTIVE
                              AND ARMAMENT COMMAND




                                     [LOGO]




                                      5249
                                  PREPARED BY:


              U.S. ARMY MATERIAL COMMAND LOGISTICS SUPPORT ACTIVITY
                 PACKAGING, STORAGE, AND CONTAINERIZATION CENTER

                             11 HAP ARNOLD BOULEVARD
                       TOBYHANNA, PENNSYLVANIA 18466-5097

EXHIBIT 12

                                    ABSTRACT

The U.S. Army Tank-Automotive and Armament Command (TACOM) requested evaluation of a new, soybean-derived, industrial strength solvent for use in military vehicle degreasing operations. This material is biodegradable, nontoxic, and nonirritating on skin contact. TACOM received a sample of this material as part of the Advanced Renewable Resources Program in a cooperative effort with the Natick Research, Development, and Engineering Center under sponsorship of the Department of Agriculture. TACOM asked the Logistics Support Activity, Packaging, Storage, and Containerization Center (LOGSA PSCC) to evaluate this cleaner for corrosion and cleaning efficiency in order to determine if this material can be used as a substitute material in degreasing operations. The material was also evaluated to determine if it has any corrosion protection properties. Results show that this material is an acceptable substitute for current degreasers used in military vehicle degreasing operations. However, the results also show that this material does not have any corrosion protection properties.







--------------------------------------------------------------------------------
Reviewed by:                               Approved By:


/s/ Robert McGill                          /s/ O.L. Lollis
ROBERT McGILL                              O.L. LOLLIS
Chief, Engineering and                     Chief
   Laboratory Division                     LOGSA Packaging, Storage,
LOGSA Packaging, Storage,                     and Containerization Center
   and Containerization Center

                           U.S. ARMY MATERIAL COMMAND
                           LOGISTICS SUPPORT ACTIVITY
                 PACKAGING, STORAGE, AND CONTAINERIZATION CENTER
                            TOBYHANNA, PA 18466-5097












            EVALUATION OF SOYBEAN-DERIVED INDUSTRIAL SOLVENT FOR THE
                 U.S. ARMY TANK-AUTOMOTIVE AND ARMAMENT COMMAND

                      LOGSA PSCC Project Report TE-LS-58-95













                               ARTHUR S. MIEKOWSKI
                                     Chemist

                                  JOHN S. DOMIN
                             Engineering Technician

                                 September 1995

                                    CONTENTS

                                                              Paragraph    Page
                                                              ---------    ----

Introduction .................................................    1          1

Discussion ...................................................    2          1

Conclusions ..................................................    3          3

Recommendation ...............................................    4          3

Keyword Identifiers...........................................    5          3

Distribution List ............................................    6          4

1. Introduction. The Engineering and Testing Branch, Engineering and Laboratory Division of the LOGSA PSCC conducted a series of tests on a soybean-derived industrial solvent for TACOM. The purpose of this study was to determine if this cleaner can be used in military vehicle degreasing operations. The use of this material would greatly reduce chlorinated hydrocarbon emissions, a well as the amount of hazardous waste generated by Department of Defense (DOD) activities. This material is biodegradable by nature and is, therefore, environmentally friendly. The tests conducted were corrosion, cleaning efficiency, and salt spray. The salt spray test was conducted to determine if this material has any inherent corrosion protection properties.

2. Discussion. a. Background. Both the corrosion and cleaning efficiency tests were conducted using sample metal panels of aluminum, brass, copper, and steel. Since this cleaner was immiscible in water, no dilution was required to perform the corrosion and cleaning efficiency tests. The salt spray test was performed on 2-inch by 4-inch, cold rolled, steel panels coated with the cleaner.

                  (1) Corrosion Test. One sample of each metal was polished with 600-grit silicone carbide paper on a metallographic grinding and polishing wheel. The polished samples were then immersed in a beaker of cleaner. Solution temperatures for this test ranged from 25(degree)C (77(degree)F) to 75(degree)C (167(degree)F), in 10(degree)C (18(degree)F) increments. Each of the samples was immersed at each temperature gradient for 6 hours with constant agitation at 250 revolutions per minute (rpm) using a programmable, hot plate stirrer. All samples were then rinsed with hot water and examined for signs of tarnish and corrosion.

                  (2) Cleaning Efficiency Test. One sample of each metal was polished with 600-grit silicone carbide paper on a metallographic grinding and polishing wheel and then coated with approximately 0.4 - 0.5 grams of MIL-G-10924 heavy grease as the test soil. Samples were then immersed, as with the corrosion testing, except that all samples were agitated at 300 rpm, and the time required for the removal of the grease was recorded. The temperature range used was the same as that of the corrosion test.

                  (3) Salt Spray Corrosion Test. Six samples of SAE-1010 cold rolled steel were coated by dipping the samples in the cleaner. The samples were then exposed to 5 percent salt fog at a temperature of 95(degree)F and a relative humidity of 95 percent. The samples were then tested to failure and the time required to failure recorded.

         b. Test Results. Laboratory testing of the cleaner provided the following result:

                  (1) Corrosion Test. Table 1 shows the corrosion test results obtained after placing the test panels in the cleaner. The cleaner showed no adverse effects on either the aluminum, brass, copper, or steel panels after immersion of these metals in the cleaner for 6 hours. Since this cleaner was organic in nature, no water came in contact with the test panels until after being rinsed with water. As a result of this, the metals did not corrode.

                         Table 1. Corrosion Test Results

                   Solution Temperature (degree)C ((degree)F)

Metal       25 (77)    35 (95)    45 (113)    55 (131)    65 (149)    75 (167)
Aluminum        0         0             0          0           0           0
Brass           0         0             0          0           0           0
Copper          0         0             0          0           0           0
Steel           0         0             0          0           0           0

                   Grading Scale:     0 - No tarnish or corrosion
                                      1 - Slight tarnish
                                      2 - Heavy tarnish
                                      3 - Slight corrosion
                                      4 - Heavy corrosion

                  (2) Cleaning Efficiency Test. Table 2 shows the cleaning efficiency results obtained with the cleaner. Table 2 shows that the time required to remove soil from the panels decreases with increased temperatures. The time required to remove soil is longer than that of current degreasers. However, this only applies at room temperature. At higher temperatures, this is not the case. It can be seen that by raising the temperature 10(degree)C (18(degree)F), the time required to remove the soil is reduced by about half. This factor alone favors the use of this degreaser at higher temperatures. The other factor that contributes to this is that this solvent is organic based and is able to clean organic greases much more readily than a water-based cleaner.

                    Table 2. Cleaning Efficiency Test Results

                          Cleaning Efficiency (minutes)
                   Solution Temperature (degree)C ((degree)F)

Metal       25 (77)   35 (95)  45 (113)   55 (131)    65 (149)    75 (167)
Aluminum      120        60          30        20          10          5
Brass         120        60          30        20          10          5
Copper        120        60          30        15          10          5
Steel         120        60          30        15          10          5


                  (3) Salt Spray Corrosion Test. Corrosion protection of the cleaner was evaluated per ASTM B 117 (Standard Test method of Salt-Spray (Fog) Testing). Six coated panels and an uncoated panel were placed in the salt-spray chamber at a temperature of 35(degree)C (95(degree)F) and a relative humidity of 95 percent. The coated panels failed after approximately 100 hours of exposure.

3. Conclusions.

         a. This cleaner can be used as a substitute for current degreasers in military vehicle degreasing operations for the removal of light to heavy greases and oils. Increased temperatures result in a better cleaning efficiency allowing the cleaner to remove extremely heavy greases and oils. However, because of its low vapor pressure (less than 1 mm Hg at 72(degree)C (162(degree)F), it cannot be used as a vapor degreaser in these applications.

         b. A longer time is required for this cleaner to provide the same cleaning efficiency as presently obtained with current degreasers.

         c. This cleaner is not to be used as a preservative oil, since it provides little protection for the metal part.

         d.  This  cleaner  will  perform  best  at  temperatures   higher  than
35(degree)C (95(degree)F).

4. Recommendation. This degreaser is recommended for use as a solvent degreaser in military vehicle degreasing operations.

5. Keyword Identifiers. Cleaning compounds, cleaning efficiency, cleaners, corrosion, degreasers, soybean derived, testing.

6. Distribution List. This report is available to qualified requesters from --

         Chief
         LOGSA Packaging, Storage,
           and Containerization Center
         ATTN:: AMXLS-TE-E
         11 Hap Arnold Boulevard
         Tobyhanna, PA   18466-5097

Copies of this report have been sent to --

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                                       4
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